5625 Square Feet
                                                   14900 Woodham Drive
                                                   Suite #A170
                                                   Houston, Texas 77073

                                LEASE AGREEMENT

     This Lease Agreement is made and entered into by and between:

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                  HEREINAFTER REFERRED TO AS "LANDLORD", AND
                            INDUSTRIAL DATA SYSTEMS
                     HEREINAFTER REFERRED TO AS "TENANT".

                                  WITNESSETH:

1.  PREMISES AND TERM.

     In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises ("Premises") situated within the County of Harris, State of Texas, more particularly described on Exhibits "A" and "A-1" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Premises.

     TO HAVE AND TO HOLD the same for a term commencing on February 1, 1991 ("Commencement Date") and ending January 31, 1994 thereafter; provided, however, that in the event the "Commencement Date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

     Tenant accepts the Premises on an "as-is" basis, except that the Premises will be cleaned and the lighting and air conditioning systems will be operational. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After such Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. Landlord will furnish miniblinds in all front offices with windows.

2.  RENT AND SECURITY DEPOSIT.

     A. As part of the consideration for the execution of this Lease, and for the Lease and use of the Premises, Tenant covenants and agrees and promises to pay as rental to Landlord or Landlord's assignees, a total sum of Seventy Three Thousand Five Hundred Seventy Five Dollars and 00/100 DOLLARS ($73,575.00), payable in the amount of One Thousand Eight Hundred Dollars and 00/100 DOLLARS ($1,800.00) per month for months one through twelve, One Thousand Nine Hundred Twelve Dollars and 50/100 DOLLARS ($1,912.50) per month for months thirteen (13) through twenty-four (24) and Two Thousand Four Hundred Eighteen Dollars and 75/100 DOLLARS ($2,418.75) per month for months twenty-five (25) through thirty-six (36). The first such monthly installment shall be due and payable on the date hereof and the appropriate monthly installment shall be due and payable in advance without demand, deduction or set off, on or before the first day of each calendar month succeeding the Commencement Date during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated. Failure by Tenant to pay any monthly installment of rent by the fifth (5th) day from the date such payment was due shall be considered an event of default in accordance with the provisions of Paragraph 18(a) of this lease Agreement.

     B. Tenant agrees to pay Landlord, as additional rental, all charges for any service, goods, or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease, (as well as all other sums payable by Tenant hereunder), within ten (10) days after Landlord renders a statement therefor to Tenant. All past due additional rental amounts shall bear interest from the date due until paid at the maximum rate allowed by law.

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     C.  In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of One Thousand Eight Hundred Dollars and 00/100 DOLLARS ($1,800.00), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease providing that all of Tenant's obligations under this Lease have been fulfilled.

3.  USE.

     The Premises shall be used only for the purposes of receiving, storing, shipping, and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall conduct such activities in such a manner as to not constitute a violation of the covenants and deed restrictions of Century Plaza. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall obtain, at its own cost and expense, any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or in connection with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectional or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other Tenants of the building situated on the Premises or unreasonably interfere with their use of their respective Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner, (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

4.  TAXES.

     A. Landlord agrees to pay, before they become delinquent, all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Premises. If the Tenant's proportionate share of Taxes on the Premises, during a real estate tax year, occurring within the term hereof or during any renewal or extension of this term, shall exceed an amount equal to $1991 EXPENSE/sq. ft. of net rental area in the Premises/year, Tenant shall pay to Landlord as additional rent, upon demand, the amount of such excess. In the event any such amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at the maximum interest rate allowed by law.

     B. Tenant's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the net rentable square footage of the space contained in the Premises and the denominator of which is the net rentable square footage of the entire space contained in the building of which the Premises is a part, as further defined in Subparagraph 27.0.

     C. If at any time during the term of this Lease the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

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     D.  The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds of which the Premises is a part within the applicable taxing jurisdictions.

     Tenant shall pay to Landlord the amount of Tenant's "proportionate share" (as defined in Subparagraph 4B above) of the cost of such service.

     E. Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.

     F. Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to all equipment, fixtures, furniture, and other property placed by Tenant in the Premises and all license and other fees or charges imposed on the business conducted by Tenant on the Premises. It is agreed that Tenant will also be responsible for ad valorem taxes on the value of Leasehold improvements to the extent that such leasehold improvements exceed standard building allowances.

5.  LANDLORD'S REPAIRS.

     Landlord shall, at his expense, maintain only the roof, foundation, and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to cost of such repairs or maintenance or the curing of such defect.

6.  TENANT'S REPAIRS.

     A. Tenant shall, at his own cost and expense, keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass doors, special store fronts or office entries, interior walls and finish work, floors and floor covering, downspouts, gutters, heating and air conditioning systems, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys, and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Subparagraph 13A below, except that Tenant shall be obligated to repair all wind damage to glass, except with respect to tornado or hurricane damage.

     B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

     C. Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other Tenant's. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Landlord reserves the right to perform the paving and landscape maintenance, exterior painting, common sewage line plumbing, and care for the grounds around the building of which the Premises is a part, and Tenant shall be liable for its proportionate share (as defined in Subparagraph 4B above) of the cost and expense. If Tenant or any other particular Tenant of the building of which the Premises is a part can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible Tenant, shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall pay, when due, its share, determined as aforesaid, of such costs and expenses along with the other Tenants of the building to Landlord, upon demand, as additional rent, for the amount of

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its share as aforesaid of such costs and expenses in the event Landlord elects to perform or cause to be performed such work. In the event any such amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at the maximum interest rate allowed by law.

     D. Tenant shall, at its own cost and expense maintain and service all hot water, heating and air conditioning systems and equipment within the Premises. This maintenance should include regular filter changes and lubrication of equipment, as well as other prudent preventive maintenance procedures.

     Landlord's representatives will inspect and service the heating and air conditioning equipment prior to the Commencement Date and will certify the equipment to be operational on the Commencement Date.

7.  COMMON AREA MAINTENANCE.

     A. Tenant agrees to pay Landlord as additional rent $.04 PER SQUARE FOOT of net rentable area in the Premises per month as its estimated share of the common area services which are provided by Landlord for mutual benefit of all Tenants. These services may include but are limited to general landscaping, mowing of grass, care of shrubs (including replacement of dead or diseased plants); operation and maintenance of lawn sprinkler system; operation and maintenance of exterior security lighting; water service and sewer charges; repainting of exterior surfaces of truck doors, handrails, downspouts, and other parts of the building which require periodic preventative maintenance; and the prorata share of Century Plaza common area maintenance and security service charges.

     B. The actual cost of these services shall be prorated among Tenants on a basis of net rentable square footage occupied in the same manner as provided in Subparagraph 4B above. Landlord shall send Tenant an annual statement of actual common area service costs along with either an invoice or a rebate for the amount that Tenant's actual proportionate share exceeded, or was less than, Tenant's $.04/SQ. FT. of net rentable area in the Premises per month common area service payment for the year then ended. Tenant agrees to reimburse Landlord within ten (10) days after receipt of such invoice from Landlord. Subject to Landlord's reasonable discretion, this monthly common area service charge may be renegotiated periodically based upon increases in Landlord's annual cost of providing these services.

8.  ALTERATIONS.

     Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord. If Landlord consents to Tenant's contractors doing the work, Landlord may require, at Landlord's sole option, that Tenant provide, at Tenant's expense, a lien and completion bond in an amount equal to one and one half (1-1/2) times any and all estimated costs of improvements, additions or alterations in the Premises to insure Landlord against any liability or mechanic's and materialmen's liens which may arise in accordance with Paragraph 23 of this Lease Agreement and to insure completion of the work. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements, and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord. Upon any such removal, Tenant shall restore the Premises to their original condition. All such

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removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises.

9.  SIGNS.

     Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, Landlord's standard sign criteria and other requirements. At Landlord's direction, Tenant shall be responsible for the removal of all such signs by the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement, including, without limitation, discoloration caused by such installation and/or removal.

10.  INSPECTION.

     Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed corrected for purposes of determining Tenant's responsibility for repairs and restoration.

11.  UTILITIES.

     Landlord agrees to provide, at its cost, water, electricity and telephone service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay it's proportionate share as determined by Landlord of all charges jointly metered with other premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

12.  ASSIGNMENT AND SUBLETTING.

     Tenant shall not have the right to assign this Lease or to sublet the whole or any part of the Premises without the prior written consent of Landlord. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     Notwithstanding the terms above, Landlord reserves the right to either: 1) enter into a new Lease Agreement with the proposed assignee or subtenant and terminate the Lease coincident with occupancy by the new Tenant and commencement of the new Lease; or, 2) Landlord and Tenant may mutually agree to terminate this Lease.

13.  INSURANCE; FIRE AND CASUALTY DAMAGE.

     A. Landlord agrees to maintain standard fire and extended coverage insurance covering the building, of which the Premises are a part, in any amount not less than ninety (90) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the

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"replacement cost" thereof, as such term is defined in the Replacement Cost
Endorsement to be attached thereto insuring against the perils of Fire, Lightning and Extended Coverage, such coverages and endorsements to be defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in the State of Texas for the writing of such insurance on risks located with the State of Texas. Subject to the provisions of Subparagraphs 13C, 13D, and 13E below, such insurance shall be for the sole benefit of Landlord and under its sole control. In addition Landlord agrees to maintain general liability coverage insurance in an amount deemed prudent and necessary by landlord or required by mortgagee presently (or in the future) holding a mortgage and/or deed(s) of trust constituting a lien against the building of which the Premises are a part. If the annual premiums charged Landlord for insurance exceed the standard premium rates because the nature of the Tenant's operation results in extra hazardous exposure, and if Landlord permits such operations, then Tenant, upon receipt of appropriate premium notices, shall reimburse landlord for such increase in such premiums as additional rent hereunder. Tenant shall maintain, at its own expense, fire and extended coverage insurance on all of its personal property, including removable trade fixtures located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord. In addition, Tenant shall reimburse Landlord annually, as additional rent and upon receipt of notice from Landlord, for Tenant's proportionate share of all amounts paid by landlord for insurance premiums which exceed an amount equal to 1991 EXPENSE/SQ. FT. of net rentable area in the Premises/year. In the event the Premises constitute a portion of a multiple occupancy building, Tenant shall be responsible for reimbursing Landlord for Tenant's full proportionate share of such excess, as such share is defined in Subparagraph 4B above. Said payments shall be made to Landlord within ten (10) days after presentation to Tenant of Landlord's statement setting forth the amount due. Any payment to be made pursuant to this Subparagraph A with respect to the year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as the part of such year covered by the term of this Lease bears to a full year. In the event any such additional rental amount is not paid within ten (10) days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest from the date due until paid at the maximum interest rate allowed by law.

     B. If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     C. If the Premises should be totally destroyed by fire, tornado, or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot, in Landlord's estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     D. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under Subparagraph 13A above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. if the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may, at its option, terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     E. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the building of which the Premises are a part requires that

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the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination of Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     F. Landlord and Tenant each hereby release the other from any loss or damage to the property caused by fire or any other perils insured through or under them by way of subrogation, or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault of negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times in which the releasers policies contain a clause or endorsement stating that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Both Landlord and Tenant agree that they will request their insurance carriers to include such a clause or endorsement in their policies. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

     G. If the Premises should be damaged or destroyed by a casualty other than a peril covered by the insurance to be provided under Subparagraph 13A above, and the casualty or loss was the result of an action or failure to act by Tenant or Tenant's employees, agents, guests, customers, representatives or invitees, Tenant shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage or destruction, subject to Landlord's approval of the plans and specifications for such rebuilding and repairing.

14.  LIABILITY.

     Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants, employees, or of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including, without limitation, the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including, without limitation, attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both the Landlord and Tenant against all claims, demands or actions arising out of or in connection with (i) the Premises; (ii) the condition of the Premises;
(iii) Tenant's operations in maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be the amount of not less than One Million and 00/100 Dollars ($1,000,000.00) for bodily injury or death of one person, Three Hundred Thousand and 00/100 Dollars ($300,000.00) for any one occurrence, and not less than Fifty Thousand and 00/100 Dollars ($50,000.00) for property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

15.  CONDEMNATION.

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     A.  If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said premises shall occur.

     B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking does not prevent or materially interfere with the use of the Premises, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all compensation awarded in any condemnation proceedings.

16.  HOLDING OVER.

     Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over Tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advanced written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to two (2) times the rent, including any additional rents defined in the Lease, in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by the Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

17.  QUIET ENJOYMENT.

     Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior Leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

18.  EVENTS OF DEFAULT.

     The following events shall be deemed to be events of default by Tenant under this Lease:

          (a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

          (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in procedings filed against Tenant thereunder.

          (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

          (e) Tenant shall desert or vacate any substantial portion of the Premises.

          (f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within ten (10) days after written notice thereof to Tenant.

19.  REMEDIES.

     Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

     (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay Landlord, on demand, the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise. TENANT HEREBY WAIVES ITS RIGHT TO THREE DAYS NOTICE OF LANDLORD'S INTENT TO FILE A FORCIBLE DETAINER OR FORCIBLE ENTRY AND DETAINER ACTION AS PROVIDED IN V.T.C.A., PROPERTY CODE, SECTION 24.005.

     (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor, and Tenant agrees to pay the Landlord, or demand, any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to the paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

     (c) Terminate this Lease and treat the event of default as an entire breach of the Lease and Tenant immediately shall become liable to Landlord for damages for the entire breach in the amount equal to the amount by which the total rent now due and payable as adjusted by the amount of additional rent which would be payable by Tenant during the unexpired balance of the term of this Lease and all other p;ayments due for the balance of the term is in excess of the fair market rent value of the Premises for the balance of the term as of the time of default, both discounted at the rate of six (6) percent per annum to the then present value. Such amount shall be due and payable upon Lessor's notice to Lessee of termination of the Lease and shall bear interest until paid at the maximum annual rate permitted by law.

     (d) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     (e) Alter locks and other security devices at the Premises, without being liable for prosecution or any claim of damages therefor, and such alteration of locks and security devices shall not be deemed or unauthorized or constitute a conversion.

     (f) Receive payment from Tenant, in addition to any sum provided to be paid above, for any and all of the following expenses for which Tenant shall be considered liable:

     1. Broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises;

     2.  The cost of removing and storing Tenant's or other occupant's property;

     3. The cost of repairing, altering, remodeling or otherwise putting Premises into condition acceptable to a new Tenant or Tenants, plus a reasonable charge to cover overhead; and

     4. All reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

     In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in the amount equal to five (5) percent of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or another remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or any acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless it is in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the other terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default of any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate of Landlord to employ or consult with an attorney concerning any of Landlord's rights or remedies hereunder or to enforce or defend any of the Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

20.  LANDLORD'S LIEN.

     IN ADDITION TO ANY STATUTORY LIEN FOR RENT IN LANDLORD'S FAVOR, LANDLORD SHALL HAVE, AND TENANT HEREBY GRANTS TO LANDLORD, A CONTINUING SECURITY INTEREST FOR ALL RENTALS AND OTHER SUMS OF MONEY BECOMING DUE HEREUNDER FROM TENANT, UPON ALL GOODS, WARES, EQUIPMENT, FIXTURES, FURNITURE, INVENTORY, ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER ANOTHER PERSONAL PROPERTY OF TENANT SITUATED ON THE PREMISES, AND SUCH PROPERTY SHALL NOT BE REMOVED THEREFROM WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AS WELL AS ANY AND ALL OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID AND DISCHARGED. IN THE EVENT OF A DEFAULT UNDER THIS LEASE, LANDLORD SHALL HAVE, IN ADDITION TO ANY OTHER REMEDIES PROVIDED HEREIN OR BY LAW, ALL RIGHTS AND REMEDIES UNDER THE UNIFORM COMMERCIAL CODE, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SELL THE PROPERTY DESCRIBED IN THIS PARAGRAPH 20 AT PUBLIC OR PRIVATE SALE UPON FIVE (5) DAYS NOTICE TO TENANT. TENANT HEREBY AGREES TO EXECUTE SUCH FINANCING STATEMENTS AND OTHER INSTRUMENTS NECESSARY OR DESIRABLE IN LANDLORD'S DISCRETION TO PERFECT THE SECURITY INTEREST HEREBY CREATED. ANY STATUTORY LIEN FOR RENT IS NOT HEREBY WAIVED, THE EXPRESS CONTRACTUAL LIEN HEREIN GRANTED BEING IN ADDITION AND SUPPLEMENTARY THERETO.

21.  MORTGAGES.

     Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee, or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

22.  LANDLORD'S DEFAULT.

     A. In the event Landlord should default in any of its obligations hereunder, Tenant shall simultaneously give Landlord and Landlord's mortgagee written notice specifying such default and Landlord shall thereupon have thirty
(30) days (plus an additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. In addition, Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, and Tenant will accept such curative or remedial action taken by Landlord's mortgagee with the same effect as if such action had been taken by the Landlord.

     B. Upon the failure of Landlord or Landlord's mortgagee to cure such default in accordance with the provisions of Paragraph 22A hereof, Tenant shall be authorized and empowered to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for and on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 22 unless the item paid shall be superior to Tenant's interest hereunder. Tenant's exclusive remedy shall by an action for damages against Landlord, and Tenant hereby waives the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

23.  MECHANIC'S LIENS.

     Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

24.  ASSIGNMENT BY LANDLORD.

     Landlord shall have the right to assign or transfer, in whole or in part, every feature of its rights and obligations hereunder and in the building or real property of which the Premises is a part. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Tenant.

25.  DISCLAIMER.

     This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of the Tenant to be performed shall not be affected, impaired or executed because Landlord is unable to fulfill any of its covenants and obligations under this Lease, expressly or impliedly to be performed by Landlord, if Landlord is prevented or delayed from doing so by reason of strikes, labor troubles, accident, power outages, adjustment of insurance, or by any reason or cause whatsoever reasonable beyond Landlord's control. Reasons beyond Landlord's control shall include, but not be limited to, laws, governmental preemption in connection with a National Emergency or by any reason of any rule, order or regulation of any governmental agency, federal, state, county or municipal authority or any department or subdivision thereof, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

26.  NOTICES.

     Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith. All such payments shall be sent by Certified U.S. Mail, return receipt requested.

          (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

Landlord:                            Tenant:
AMERICAN GENERAL INVESTMENT CORP.    INDUSTRIAL DATA SYSTEMS
c/o MAXICORP, INC.                   14900 Woodham Drive #A170
1726 Augusta, Suite 128              Houston, Texas 7702?
Houston, Texas 77057

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all such jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions to this Paragraph to the same effect as if each had received such notice.

27.  MISCELLANEOUS.

     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

     C. Whenever a clause or provision of this Lease requires Landlord's consent or approval, Landlord agrees not to withhold or delay its consent or approval unreasonably.

     D. The captions inserted in this Lease are for the convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     E. Tenant agrees, if requested in writing by Landlord, to furnish financial statements, bank references, credit references, or any other financial data to Landlord as may be required to establish Tenant's financial stability and credit worthiness. Such information will be furnished within ten (10) days of request.

     F. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration of earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 27G.

     H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this Lease that, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior Lease and such offer subject to withdraw or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     J. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     K. Tenant agrees, from time to time within ten (10) days after request of Landlord, to deliver an estoppel certificate to Landlord or Landlord's designee. Such estoppel certificate shall state that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord.

     L. Landlord and Tenant acknowledge and agree that this Lease shall be interpreted and enforced in accordance with the laws of the State of Texas and all obligations and duties are performable exclusively in Houston, Harris County, Texas.

     M. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     N. This Lease may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Lease shall be sufficient for all purposes without producing or accounting for the other counterparts hereof.

     O. Any reference to a building on the demised Premises, means the plural "buildings" in a multiple building complex. All expenses, for example, but not limited to taxes, property insurance, and common area maintenance, are prorated for the total net rentable area in all buildings.

     Executed by the parties this 16th day of January, 1991.

AMERICAN GENERAL LIFE INSURANCE CO.          INDUSTRIAL DATA SYSTEMS
       (Name of Landlord)                       (Name of Tenant)

/s/ RISHER RANDALL                           /s/ WILLIAM COSKEY
BY: Mr. Risher Randall                       BY: Mr. William Coskey
TITLE:  R.E. Investment Officer              TITLE: President
        Landlord                                    Tenant

                                EXHIBIT "A-1"

                          [FLOORPLAN GRAPHIC OMITTED]

                                   BUILDING A
                              14900 WOODHAM DRIVE
                                   SUITE A170
                                    5625 GRA

                                 EXHIBIT "A"

                                 MAXICORP, INC.
                                  713-229-0060

                        [CENTURY CENTER GRAPHIC OMITTED]

SITE PLAN
            LAND AREA                                              9,068 ACRES
                                                                   132310 S.F.
            GROSS LEASEABLE AREA
            BLDG. A       34250 S.F.             BLDG. B       39880 S.F.
            (14000 Woodhaven Drive)              (14000 Woodhaven Drive)
            BLDG. C       30730 S.F.             BLDG. D       27450 S.F.
            (800 Century Plaza Drive)            (800 Century Plaza Drive)
PARKING                   398 CARS (33/1000 S.F.)

                                 CENTURY CENTER
                                      MAP

                               ADDENDUM TO LEASE

OPTION TO RENEW:

     Landlord hereby grants Tenant the option to renew and extend this Lease for an additional three (3) year term at the then prevailing market rental rates. Said option is granted only if Tenant is in full compliance of the terms and conditions of this Lease. Additionally, within ninety (90) days of the expiration of the initial term of this Lease, Tenant is required to notify Landlord in writing of tenants intent to exercise said renewal option.

AMERICAN GENERAL LIFE INS. CO.       INDUSTRIAL DATA SYSTEMS
Landlord                             Tenant

/s/  RISHER RANDALL                  /s/  WILLIAM COSKEY
By:  Mr. Risher Randall              By:  Mr. William Coskey
Title:  R.E. Invest. Officer         Title:  President